EXHIBIT 21.1

HOLLYFRONTIER CORPORATION

SUBSIDIARIES OF REGISTRANT

Name of Entity	State of Incorporation or Organization
Black Eagle, LLC	Delaware
Eagle Consolidation LLC	Delaware
Ethanol Management Company LLC	Delaware
Frontier El Dorado Refining LLC	Delaware
Frontier Pipeline LLC	Delaware
Frontier Refining LLC	Delaware
Frontier Refining & Marketing LLC	Delaware
HEP Fin-Tex/Trust-River, L.P. (5)	Texas
HEP Logistics GP, L.L.C (5)	Delaware
HEP Logistics Holdings, L.P.	Delaware
HEP Mountain Home, L.L.C. (5)	Delaware
HEP Navajo Southern, L.P. (5)	Delaware
HEP Pipeline Assets, Limited Partnership (5)	Delaware
HEP Pipeline GP, L.L.C. (5)	Delaware
HEP Pipeline, L.L.C. (5)	Delaware
HEP Refining GP, L.L.C. (5)	Delaware
HEP Refining Assets, L.P. (5)	Delaware
HEP Refining, L.L.C. (5)	Delaware
HEP SLC, LLC (5)	Delaware
HEP Tulsa LLC (5)	Delaware
HEP Woods Cross, L.L.C. (5)	Delaware
HFRM Reno Technology LLC	Delaware
Holly Biofuels, LLC	Delaware
Holly Energy Finance Corp. (5)	Delaware
Holly Energy Partners, L.P. (4)	Delaware
Holly Energy Partners – Operating, L.P. (4), (5)	Delaware
Holly Energy Storage – Lovington LLC	Delaware
Holly Energy Storage – Tulsa LLC	Delaware
Holly Logistics Limited LLC	Delaware
Holly Logistic Services, L.L.C.	Delaware
Holly Petroleum, Inc.	Delaware
HollyFrontier Payroll Services, Inc.	Delaware
Holly Realty, LLC	Delaware
Holly Refining & Marketing – Tulsa LLC	Delaware
HollyFrontier Refining & Marketing LLC	Delaware
Holly Refining & Marketing Company – Woods Cross LLC	Delaware
Holly Refining Communications, Inc.	Delaware
Holly Transportation LLC	Delaware
Holly UNEV Pipeline Company	Delaware
Holly Western Asphalt Company	Delaware
Hollymarks, LLC	Delaware
HRM Realty, LLC	Delaware
Lea Refining Company	Delaware
Lovington-Artesia, L.L.C. (5)	Delaware
N18HN Exchange, L.L.C.	Delaware
Navajo Holdings, Inc.	New Mexico
Navajo Pipeline Co., L.P. (1)	Delaware
Navajo Pipeline GP, L.L.C.	Delaware
Navajo Pipeline LP, L.L.C.	Delaware
Navajo Refining Company, L.L.C. (2)	Delaware
Navajo Refining GP, L.L.C.	Delaware
Navajo Western Asphalt Company	New Mexico
NK Asphalt Partners (3)	New Mexico
Roadrunner Pipeline, L.L.C. (5)	Delaware
SLC Pipeline LLC (5)	Delaware
UNEV Pipeline, LLC	Delaware
Wainoco Resources, Inc.	Delaware
Wainoco Oil and Gas Company	Delaware

(1)	Navajo Pipeline Co., L.P. also does business as Navajo Pipeline Co.
(2)	Navajo Refining Company, L.L.C. also does business as Navajo Refining Company.
(3)	NK Asphalt Partners does business as NK Asphalt Company.
(4)	Holly Energy Partners, L.P. and Holly Energy Partners – Operating, L.P. also do business as Holly Energy Partners.
(5)	Represents a subsidiary of Holly Energy Partners, L.P. We have presented these entities in our list of subsidiaries as a result of our reconsolidation of Holly Energy Partners, L.P. on March 1, 2008.